SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       PILGRIM AMERICA CAPITAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                  86-0670679
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


Two North Central Avenue, Suite 1200, Phoenix, Arizona            85004-4424
------------------------------------------------------            ----------
     (Address of principal executive offices)                     (Zip Code)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act  registration  statement file  number to which this form relates:
_____________ (if applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                          Name of Each Exchange on Which
     to be so Registered                          Each Class is to be Registered
     -------------------                          ------------------------------

Common Stock, $.01 Par Value                          New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        Common Stock, $.01 Par Value

     The capital stock of Pilgrim America Capital Corporation (the "Company" or "Registrant") to be registered on the New York Stock Exchange, Inc. (the "Exchange"), is the Registrant's Common Stock with a par value of $.01 per share. Holders of Common Stock are entitled to one vote per share at all meetings of stockholders. Dividends and other distributions that may be declared on the Common Stock will be paid in an equal amount to the holder of each share. No pre-emptive rights are conferred upon the holders of such stock an there are no liquidation or conversion rights. Nor are there any redemption or sinking fund provisions and there is no liability to further calls or assessments by the Registrant.

ITEM 2. EXHIBITS

        1. All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

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

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             PILGRIM AMERICA CAPITAL CORPORATION



                                             By: /s/ Robert W. Stallings
                                                ---------------------------
                                                 Robert W. Stallings
                                                 Chairman

Dated: December 15, 1998



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